UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On July 3, 2017, Post Holdings, Inc. (“Post” or the “Company”) completed its previously announced acquisition of Latimer Newco 2 Limited, a company registered in England and Wales (“Latimer”), and of Latimer’s direct and indirect subsidiaries, including Weetabix Limited (collectively the “Weetabix Group”). The transaction was effected pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Latimer Newco 2 Limited, dated April 18, 2017 (the “Purchase Agreement”), among the Company, its subsidiary Westminster Acquisition Limited, a company registered in England and Wales (the “Buyer”), Barnes (BVI) Limited, Bright Food Europe Limited and certain members of the Weetabix Group’s management, each of whom was identified in the Purchase Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 18, 2017. Latimer and the other members of the Weetabix Group are now wholly owned by Buyer and are indirect subsidiaries of the Company.
The purchase price the Company paid in connection with the acquisition was approximately £1.4 billion in cash. The Company funded the purchase price with existing cash on hand and proceeds of its previously reported borrowing on June 29, 2017 of $1.0 billion under Joinder Agreement No. 2 under the Company’s existing Amended and Restated Credit Agreement.
The Company will file by amendment to this Current Report on Form 8-K with the SEC the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X not later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.
A copy of the press release issued in connection the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Post intends to file the financial statements relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(b) Pro Forma Financial Information.
Post intends to file pro forma financial information relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 3, 2017

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